EXHIBIT 23.3
WRITTEN CONSENT OF KING & WOOD
September 2, 2010
SouFun Holdings Limited
8th Floor, Tower 3, Xihuan Plaza
1 Xizhimenwai Avenue
Xicheng District, Beijing 100044
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to (i) the use of our name under the captions “Risk Factors—Risks Relating to Our Business,” “—Risks Relating to Our Corporate Structure,” “—Risks Relating to China,” “Our History and Corporate Structure,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview,” “Business,” “Regulation” and “Taxation” to the extent they constitute matters of PRC law, in the registration statement on Form F-1 dated the date hereof (the “Registration Statement”) filed by SouFun Holdings Limited (the “Company”) with the U.S. Securities and Exchange Commission, (ii) the references to us under the caption “Experts” in the Registration Statement, and (iii) the filing of this letter as an exhibit to the Registration Statement, each as such Registration Statement may be amended or supplemented from time to time subsequent to the date hereof, whether before or after its effectiveness.
     Our offices are located at 40th Floor, Office Tower A, Beijing Fortune Plaza, 7 Dongsanhuan Zhonglu, Chaoyang District, Beijing 100020, People’s Republic of China.

Very truly yours,
/s/ King & Wood